Exhibit 99.1

Endurance Reports Fourth Quarter 2012 Financial Results

PEMBROKE, Bermuda – February 7, 2013 – Endurance Specialty Holdings Ltd. (NYSE:ENH) today reported a net loss attributable to common shareholders of $40.8 million and $0.96 per diluted common share for the fourth quarter of 2012 compared to a net loss attributable to common shareholders of $35.6 million and $0.88 per diluted common share for the fourth quarter of 2011.

For the year ended December 31, 2012, Endurance reported net income available to common shareholders of $129.8 million and $3.00 per diluted common share versus a net loss attributable to common shareholders of $117.9 million and $2.95 per diluted common share for the year ended December 31, 2011. Book value per diluted share was $52.88 at December 31, 2012, an increase of 4.6% from year end 2011.

Operating highlights for the quarter ended December 31, 2012 were as follows:

•	Net premiums written of $187.9 million, unchanged compared to the same period in 2011;

•	Combined ratio of 119.2%, which included 5.3 percentage points of favorable prior year loss reserve development and 30.1 percentage points of catastrophe losses from 2012 events;

•	Net investment income of $38.6 million, a decrease of $2.0 million from the same period in 2011;

•	An operating loss, which excludes after-tax realized investment gains and foreign exchange gains and losses, of $76.4 million and $1.80 per diluted common share; and

•	An operating loss on average common equity for the quarter of 3.3%.

Operating highlights for the year ended December 31, 2012 were as follows:

•	Net premiums written of $2,029.5 million, an increase of 2.5% over the same period in 2011;

•	Combined ratio of 102.3%, which included 6.0 percentage points of favorable prior year loss reserve development and 10.4 percentage points of current year catastrophe losses;

•	A $57.4 million net underwriting loss in our agriculture insurance line of business;

•	Net investment income of $173.3 million, an increase of $26.3 million over the same period in 2011;

•	Operating income, which excludes after-tax realized investment gains and foreign exchange gains and losses, of $54.3 million and $1.25 per diluted common share; and

•	An operating return on average common equity of 2.4%.

David Cash, Chief Executive Officer, commented, “2012 was a productive year for Endurance, as we were able to grow book value including dividends by 7%, while withstanding the impact of the severe drought in the Midwestern U.S. and Superstorm Sandy. Strategically, I am pleased with the progress we made in 2012 as we grew many of our businesses, augmented our leadership and added specialty trade credit, surety, engineering and weather teams to our portfolio of specialty insurance and reinsurance businesses. I believe the investment in our leadership and our specialty insurance and reinsurance capabilities position Endurance well for 2013 and the years ahead.”

Insurance Segment

Operating highlights for Endurance’s Insurance segment for the quarter ended December 31, 2012 were as follows:

•	Net premiums written of $106.7 million, an increase of 10.5% from the fourth quarter of 2011;

•	Combined ratio of 119.1%, an increase of 8.1 percentage points from the fourth quarter of 2011;

•

Favorable prior year loss reserve development of 3.0 percentage points during the current period, compared to 0.2 percentage points of favorable prior year loss reserve development in the fourth quarter of 2011;

•	Net catastrophe losses from Superstorm Sandy of $35.1 million or 14.4 percentage points on the net loss ratio; and

•	A net underwriting loss of $13.8 million in our agriculture business line due to the Midwest drought.

Operating highlights for Endurance’s Insurance segment for the year ended December 31, 2012 were as follows:

•	Net premiums written of $942.4 million, a decrease of 6.3% from the same period in 2011;

•	Combined ratio of 110.6%, an increase of 10.5 percentage points from the same period in 2011;

•

Favorable prior year loss reserve development of 4.8 percentage points during the current period, compared to 7.2 percentage points of favorable prior year loss reserve development in the same period in 2011; and

•	A net underwriting loss of $57.4 million in our agriculture business line due to the Midwest drought.

Net premiums written in the Insurance segment increased $10.2 million and decreased $63.1 million for the fourth quarter and year ended December 31, 2012, respectively, compared to the same periods in the prior year. Within the fourth quarter of 2012, net premiums written increased as higher premiums in the agriculture and casualty and other specialty lines of business were partially offset by declines in the professional liability and property lines of business. The premium growth in the agriculture line of business was predominantly driven by a shift in policy inception dates from the third quarter to the fourth quarter for certain agriculture insurance products. The premium growth in the casualty and other specialty line of business in the fourth quarter of 2012 was due to new Bermuda excess lines and U.S. small contract policies. The current quarter declines in the professional liability and property lines of business as compared to fourth quarter 2011 were predominantly the result of exiting businesses that were not meeting profitability targets. For the full year 2012, net premiums written declined compared to the same period in 2011 as agriculture premiums were impacted by lower commodity prices and property premiums decreased due to the Company’s decision to reallocate capital to lines of business with greater profit potential.

The increase in the Insurance segment combined ratios for the quarter and full year ended December 31, 2012 compared to the same period in 2011 was driven by higher net loss ratios partially offset by lower general and administrative expense ratios. The net loss ratios for the quarter and twelve months ended December 31, 2012 increased primarily as a result of net losses from Superstorm Sandy in the property line and from net losses from the Midwest drought in the agriculture line. The general and administrative expense ratios were lower in the current quarter and full year of 2012 compared to a year ago due to higher ceding commissions, higher expense reimbursements in the agriculture line, and lower general and administrative expenses.

The Insurance segment’s net loss ratio in the fourth quarter of 2012 benefited from $7.3 million, or 3.0 percentage points of favorable prior year loss reserve development, compared to $0.6 million, or 0.2 percentage points, for the same period a year ago. For the current quarter, the favorable development was driven predominantly by the casualty and other specialty lines of business. For the year ended December 31, 2012, the net loss ratio benefited from 4.8 percentage points of favorable prior year loss reserve development compared to 7.2 percentage points during 2011. The reduced level of favorable prior year loss reserve development for the full year 2012 compared to 2011 was driven predominantly by the agriculture line of business, as the development recognized in 2011 was impacted by the combination of a very strong 2010 crop year with a delayed harvest that extended claims settlements into 2011, compared to the 2011 crop year, which did not experience the same level of harvest delays or extension of claims settlements into 2012.

Reinsurance Segment

Operating highlights for Endurance’s Reinsurance segment for the quarter ended December 31, 2012 were as follows:

•	Net premiums written of $81.3 million, a decrease of 11.0% from the fourth quarter of 2011;

•	Combined ratio of 119.2%, an increase of 5.2 percentage points from the fourth quarter of 2011;

•	Favorable prior year loss reserve development of 7.2 percentage points compared to 16.6 percentage points of favorable prior year loss reserve development in the fourth quarter of 2011; and

•

Net catastrophe losses from Superstorm Sandy of $123.7 million or 45.5 percentage points on the net loss ratio, compared to net catastrophe losses of $109.9 million, or 44.5 points in the fourth quarter of 2011.

Operating highlights for Endurance’s Reinsurance segment for the year ended December 31, 2012 were as follows:

•	Net premiums written of $1,087.1 million, an increase of 11.6% from the same period in 2011;

•	Combined ratio of 94.7%, an improvement of 31.3 percentage points from the same period in 2011;

•

Favorable prior year loss reserve development of 7.0 percentage points during the current period, compared to 11.5 percentage points of favorable prior year loss reserve development in the same period in 2011; and

•	Net catastrophe losses from 2012 events of $171.4 million or 17.3 percentage points on the net loss ratio compared to net catastrophe losses of $457.1 million or 49.9 points in 2011.

The $10.1 million decline in net premiums written within the Reinsurance segment during the fourth quarter of 2012 compared to the fourth quarter of 2011 resulted primarily from a decline in the casualty line of business partially offset by increases in the catastrophe and property lines of business. The decline in casualty premiums resulted from the non-renewal of a large contract in the current quarter where profitability was not meeting company targets. The increase in catastrophe premiums was largely due to reinstatement premiums related to Superstorm Sandy. The growth in property premiums was predominantly due to a large premium adjustment and new business writings. For the full year 2012, net premiums grew across all the reinsurance lines from increases on renewals and new business written.

The combined ratio in the Reinsurance segment for the fourth quarter of 2012 increased compared to the same period in 2011, predominantly due to a higher net loss ratio, partially offset by lower acquisition and general and administrative expense ratios. The Reinsurance segment’s net loss ratio in the fourth quarter increased primarily due to lower levels of favorable prior year loss reserve development. The current quarter’s net loss ratio benefited from $20.8 million, or 7.2 percentage points, of favorable prior year loss reserve development, compared to $41.5 million, or 16.6 percentage points, for the same period a year ago with the decline largely attributable to short tail lines that have been impacted by a higher level of catastrophe activity. The Reinsurance segment’s acquisition and general and administrative expense ratios declined in the quarter and year ended December 31, 2012 compared to the same periods in 2011 due to higher levels of earned premiums in the catastrophe line, lower loss sensitive adjustments and from reduced general and administrative expenses.

For the full year 2012, the Reinsurance segment reported a combined ratio of 94.7% compared to 126.0% for the full year 2011. The improvement in the combined ratio was largely attributable to an improvement in the net loss ratio as a result of the lower frequency and severity of catastrophe events in 2012 and lower general and administrative expenses, partially offset by lower levels of favorable prior year reserve development.

Investments

Endurance’s net investment income for the quarter and year ended December 31, 2012 was $38.6 million and $173.3 million, a decrease of $2.0 million and an increase of $26.3 million, respectively, compared to the same periods in 2011. The total return of Endurance’s investment portfolio was 0.60% and 4.70% for the quarter and year ended December 31, 2012, respectively, compared to 0.88% and 3.50% for the quarter and year ended December 31, 2011, respectively. Investment income generated from Endurance’s fixed maturity investments decreased by $6.4 million and $24.7 million for the quarter and year ended December 31, 2012, respectively, compared to the same periods in 2011 due to lower reinvestment rates during 2012 and the short duration of Endurance’s fixed maturity portfolio. During the quarter and year ended December 31, 2012, Endurance’s net investment income included gains of $11.0 million and $49.1 million, respectively, on its alternative investment funds and high yield loan funds, which are included in other investments, as compared to gains of $6.9 million and losses of $0.7 million in the quarter and year ended December 31, 2011, respectively. The ending book yield on Endurance’s fixed maturity investments at December 31, 2012 was 2.35%, down from 2.68% at December 31, 2011.

At December 31, 2012, Endurance’s fixed maturity portfolio, which comprises 90.2% of Endurance’s investments, had an average credit quality of AA and a duration of 2.49 years. Endurance’s fixed maturity portfolio was in a net unrealized gain position of $141.7 million at December 31, 2012, an improvement of $18.9 million from December 31, 2011. Endurance recorded net realized investment gains, net of impairment losses recognized in earnings, of $41.8 million and $71.3 million during the quarter and year ended December 31, 2012 compared to net realized investment gains of $4.6 million and $28.2 million during the quarter and year ended December 31, 2011.

Endurance ended the fourth quarter of 2012 with cash and invested assets of $6.6 billion, which represents a 4.1% increase from December 31, 2011. Net operating cash flow was $272.8 million for the year ended December 31, 2012 versus $281.3 million for the same period in 2011.

Capitalization and Shareholders’ Equity

At December 31, 2012, Endurance’s shareholders’ equity was $2.71 billion or $52.88 per diluted common share versus $2.61 billion or $50.56 per diluted common share at December 31, 2011. For the quarter and year ended December 31, 2012, Endurance declared and paid common dividends of $0.31 and $1.24 per share, respectively. During the fourth quarter of 2012, the company repurchased 251,309 shares at an average cost of $39.81 for a total amount of repurchases of $10.0 million.

Earnings Call

Endurance will host a conference call on February 8, 2013 at 8:30 a.m. Eastern time to discuss its financial results. The conference call can be accessed via telephone by dialing (888) 797-2982 or (913) 312-0721 (international) and entering pass code: 6703094. Those who intend to participate in the conference call should register at least ten minutes in advance to ensure access to the call. A telephone replay of the conference call will be available through February 22, 2013 by dialing (888) 203-1112 or (719) 457-0820 (international) and entering the pass code: 6703094.

The public may access a live broadcast of the conference call at the “Investors” section of Endurance’s website, www.endurance.bm. Following the live broadcast, an archived version will continue to be available on Endurance’s website.

A copy of Endurance’s financial supplement for the fourth quarter of 2012 will be available on Endurance’s website at www.endurance.bm shortly after the release of earnings.

Operating (loss) income, operating (loss) return on average common equity, operating (loss) income per diluted common share, operating (loss) income (attributable) allocated to common shareholders and the combined ratio excluding prior year net loss reserve development are non-GAAP measures. Reconciliations of these measures to the appropriate GAAP measures are included in the attached tables.

About Endurance Specialty Holdings

Endurance Specialty Holdings Ltd. is a global specialty provider of property and casualty insurance and reinsurance. Through its operating subsidiaries, Endurance writes agriculture, casualty and other specialty, professional lines and property lines of insurance and catastrophe, property, casualty, and other specialty lines of reinsurance. We maintain excellent financial strength as evidenced by the ratings of A (Excellent) from A.M. Best (XV size category) and A (Strong) from Standard and Poor’s on our principal operating subsidiaries. Endurance’s headquarters are located at Wellesley House, 90 Pitts Bay Road, Pembroke HM 08, Bermuda and its mailing address is Endurance Specialty Holdings Ltd., Suite No. 784, No. 48 Par-la-Ville Road, Hamilton HM 11, Bermuda. For more information about Endurance, please visit www.endurance.bm.

Safe Harbor for Forward-Looking Statements

Some of the statements in this press release may include forward-looking statements which reflect our current views with respect to future events and financial performance. Such statements may include forward-looking statements both with respect to us in general and the insurance and reinsurance sectors specifically, both as to underwriting and investment matters. Statements which include the words “should,” “expect,” “intend,” “plan,” “believe,” “project,” “anticipate,” “seek,” “will,” and similar statements of a future or forward-looking nature identify forward-looking statements in this press release for purposes of the U.S. federal securities laws or otherwise. We intend these forward-looking statements to be covered by the safe harbor provisions for forward-looking statements in the Private Securities Litigation Reform Act of 1995.

All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or may be important factors that could cause actual results to differ from those indicated in the forward-looking statements. These factors include, but are not limited to, the effects of competitors’ pricing policies, greater frequency or severity of claims and loss activity, changes in market conditions in the agriculture insurance industry, termination of or changes in the terms of the U.S. multiple peril crop insurance program, a decreased demand for property and casualty insurance or reinsurance, changes in the availability, cost or quality of reinsurance or retrocessional coverage, our inability to renew business previously underwritten or acquired, our inability to maintain our applicable financial strength ratings, our inability to effectively integrate acquired operations, uncertainties in our reserving process, changes to our tax status, changes in insurance regulations, reduced acceptance of our existing or new products and services, a loss of business from and credit risk related to our broker counterparties, assessments for high risk or otherwise uninsured individuals, possible terrorism or the outbreak of war, a loss of key personnel, political conditions, changes in insurance regulation, changes in accounting policies, our investment performance, the valuation of our invested assets, a breach of our investment guidelines, the unavailability of capital in the future, developments in the world’s financial and capital markets and our access to such markets, government intervention in the insurance and reinsurance industry, illiquidity in the credit markets, changes in general economic conditions and other factors described in our Annual Report on Form 10-K for the year ended December 31, 2011.

Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation publicly to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

ENDURANCE SPECIALTY HOLDINGS LTD.

CONSOLIDATED BALANCE SHEETS

(In thousands of United States dollars, except share and per share amounts)

	December 31, 2012	December 31, 2011
Assets
Cash and cash equivalents	$1,124,019	$890,914
Fixed maturity investments, available for sale, at fair value	4,868,150	4,831,966
Short-term investments, available for sale, at fair value	42,230	67,802
Equity securities, available for sale, at fair value	86,997	59,767
Other investments	517,546	432,658
Premiums receivable, net	601,952	544,017
Insurance and reinsurance balances receivable	105,663	92,710
Deferred acquisition costs	168,252	166,049
Prepaid reinsurance premiums	166,702	149,670
Losses recoverable	774,942	666,928
Accrued investment income	27,166	29,708
Goodwill and intangible assets	172,000	181,828
Deferred tax asset	43,501	33,355
Net receivable on sales of investments	9,144	77,821
Other assets	86,708	67,422

Total Assets	$8,794,972	$8,292,615

Liabilities
Reserve for losses and loss expenses	$4,240,876	$3,824,224
Reserve for unearned premiums	965,244	932,108
Deposit liabilities	22,220	26,887
Reinsurance balances payable	110,843	189,488
Debt	527,339	528,118
Net payable on purchases of investments	81,469	55,243
Other liabilities	136,384	125,382

Total Liabilities	6,084,375	5,681,450

Shareholders’ Equity
Preferred shares
Series A, non-cumulative - 8,000,000 issued and outstanding (2011 - 8,000,000)	8,000	8,000
Series B, non-cumulative - 9,200,000 issued and outstanding (2011 - 9,200,000)	9,200	9,200
Common shares
43,116,394 issued and outstanding (2011 - 43,086,834)	43,116	43,087
Additional paid-in capital	527,915	526,910
Accumulated other comprehensive income	152,463	130,392
Retained earnings	1,969,903	1,893,576

Total Shareholders’ Equity	2,710,597	2,611,165

Total Liabilities and Shareholders’ Equity	$8,794,972	$8,292,615

Book Value per Common Share
Dilutive common shares outstanding	43,130,075	43,142,277
Diluted book value per common share [a]	$52.88	$50.56

Note: All financial information contained herein is unaudited, except the balance sheet data for the year ended December 31, 2011, which was derived from Endurance’s audited financial statements.

[a]	Excludes the $430 million liquidation value of the preferred shares (2011 - $430 million).

ENDURANCE SPECIALTY HOLDINGS LTD.

CONSOLIDATED STATEMENTS OF (LOSS) INCOME

(In thousands of United States dollars, except share and per share amounts)

	Quarter Ended		For the Year Ended
	December 31, 2012	December 31, 2011	December 31, 2012	December 31, 2011
Revenues
Gross premiums written	$262,046	$262,966	$2,549,026	$2,467,114

Net premiums written	$187,946	$187,864	$2,029,495	$1,979,821
Change in unearned premiums	343,107	312,625	(15,595)	(48,428)

Net premiums earned	531,053	500,489	2,013,900	1,931,393
Other underwriting loss	(520)	(1,425)	(2,183)	(3,547)
Net investment income	38,603	40,594	173,326	147,037
Net realized and unrealized gains	41,881	5,331	72,139	31,671

Total other-than-temporary impairment losses	(90)	(751)	(364)	(2,659)
Portion of loss recognized in other comprehensive (loss) income	—	50	(483)	(861)

Net impairment losses recognized in (losses) earnings	(90)	(701)	(847)	(3,520)

Total revenues	610,927	544,288	2,256,335	2,103,034

Expenses
Net losses and loss expenses	504,808	412,152	1,520,995	1,632,666
Acquisition expenses	73,780	77,157	303,179	282,911
General and administrative expenses	54,324	73,731	235,689	264,152
Amortization of intangibles	2,359	2,413	10,347	11,213
Net foreign exchange (gains) losses	(1,212)	233	(15,911)	(7,422)
Interest expense	9,042	9,088	36,174	36,254

Total expenses	643,101	574,774	2,090,473	2,219,774

(Loss) income before income taxes	(32,174)	(30,486)	165,862	(116,740)
Income tax (expense) benefit	(453)	3,110	(3,346)	23,006

Net (loss) income	(32,627)	(27,376)	162,516	(93,734)

Preferred dividends	(8,186)	(8,187)	(32,750)	(24,125)

Net (loss) income (attributable) available to common and participating common shareholders	$(40,813)	$(35,563)	$129,766	$(117,859)

Per share data
Basic (losses) earnings per common share	$(0.96)	$(0.88)	$3.00	$(2.95)

Diluted (losses) earnings per common share	$(0.96)	$(0.88)	$3.00	$(2.95)

ENDURANCE SPECIALTY HOLDINGS LTD.

RESULTS BY SEGMENT

(in thousands of United States dollars, except ratios)

	For the quarter ended December 31, 2012
	Insurance	Reinsurance	Reported Totals

Revenues
Gross premiums written	$177,116	$84,930	$262,046
Ceded premiums written	(70,464)	(3,636)	(74,100)

Net premiums written	106,652	81,294	187,946

Net premiums earned	244,101	286,952	531,053
Other underwriting loss	—	(520)	(520)

Total underwriting revenues	244,101	286,432	530,533

Expenses
Net losses and loss expenses	244,985	259,823	504,808
Acquisition expenses	17,332	56,448	73,780
General and administrative expenses	28,445	25,879	54,324

	290,762	342,150	632,912

Underwriting loss	$(46,661)	$(55,718)	$(102,379)

Net loss ratio	100.3%	90.5%	95.1%
Acquisition expense ratio	7.1%	19.7%	13.9%
General and administrative expense ratio	11.7%	9.0%	10.2%

Combined ratio	119.1%	119.2%	119.2%

ENDURANCE SPECIALTY HOLDINGS LTD.

RESULTS BY SEGMENT

(in thousands of United States dollars, except ratios)

	For the quarter ended December 31, 2011
	Insurance	Reinsurance	Reported Totals

Revenues
Gross premiums written	$167,766	$95,200	$262,966
Ceded premiums written	(71,288)	(3,814)	(75,102)

Net premiums written	96,478	91,386	187,864

Net premiums earned	251,101	249,388	500,489
Other underwriting loss	(493)	(932)	(1,425)

Total underwriting revenues	250,608	248,456	499,064

Expenses
Net losses and loss expenses	214,681	197,471	412,152
Acquisition expenses	20,388	56,769	77,157
General and administrative expenses	43,754	29,977	73,731

	278,823	284,217	563,040

Underwriting loss	$(28,215)	$(35,761)	$(63,976)

Net loss ratio	85.5%	79.2%	82.4%
Acquisition expense ratio	8.1%	22.8%	15.4%
General and administrative expense ratio	17.4%	12.0%	14.7%

Combined ratio	111.0%	114.0%	112.5%

ENDURANCE SPECIALTY HOLDINGS LTD.

RESULTS BY SEGMENT

(in thousands of United States dollars, except ratios)

	For the year ended December 31, 2012
	Insurance	Reinsurance	Reported Totals

Revenues
Gross premiums written	$1,429,930	$1,119,096	$2,549,026
Ceded premiums written	(487,573)	(31,958)	(519,531)

Net premiums written	942,357	1,087,138	2,029,495

Net premiums earned	955,089	1,058,811	2,013,900
Other underwriting (loss) income	(2,684)	501	(2,183)

Total underwriting revenues	952,405	1,059,312	2,011,717

Expenses
Net losses and loss expenses	855,941	665,054	1,520,995
Acquisition expenses	75,597	227,582	303,179
General and administrative expenses	125,108	110,581	235,689

	1,056,646	1,003,217	2,059,863

Underwriting (loss) income	$(104,241)	$56,095	$(48,146)

Net loss ratio	89.6%	62.8%	75.5%
Acquisition expense ratio	7.9%	21.5%	15.1%
General and administrative expense ratio	13.1%	10.4%	11.7%

Combined ratio	110.6%	94.7%	102.3%

ENDURANCE SPECIALTY HOLDINGS LTD.

RESULTS BY SEGMENT

(in thousands of United States dollars, except ratios)

	For the year ended December 31, 2011
	Insurance	Reinsurance	Reported Totals

Revenues
Gross premiums written	$1,469,798	$997,316	$2,467,114
Ceded premiums written	(464,308)	(22,985)	(487,293)

Net premiums written	1,005,490	974,331	1,979,821

Net premiums earned	981,592	949,801	1,931,393
Other underwriting loss	(3,368)	(179)	(3,547)

Total underwriting revenues	978,224	949,622	1,927,846

Expenses
Net losses and loss expenses	765,119	867,547	1,632,666
Acquisition expenses	71,295	211,616	282,911
General and administrative expenses	146,115	118,037	264,152

	982,529	1,197,200	2,179,729

Underwriting loss	$(4,305)	$(247,578)	$(251,883)

Net loss ratio	77.9%	91.3%	84.6%
Acquisition expense ratio	7.3%	22.3%	14.6%
General and administrative expense ratio	14.9%	12.4%	13.7%

Combined ratio	100.1%	126.0%	112.9%

ENDURANCE SPECIALTY HOLDINGS LTD.

CONSOLIDATED FINANCIAL RATIOS

As Reported

	For the quarter ended December 31,
	Insurance		Reinsurance		Total
	2012	2011	2012	2011	2012	2011

Net loss ratio	100.3%	85.5%	90.5%	79.2%	95.1%	82.4%
Acquisition expense ratio	7.1%	8.1%	19.7%	22.8%	13.9%	15.4%
General and administrative expense ratio	11.7%	17.4%	9.0%	12.0%	10.2%	14.7%

Combined ratio	119.1%	111.0%	119.2%	114.0%	119.2%	112.5%

Effect of Prior Year Net Loss Reserve Development

Favorable / (Unfavorable)

	For the quarter ended December 31,
	Insurance		Reinsurance		Total
	2012	2011	2012	2011	2012	2011

Net loss ratio	3.0%	0.2%	7.2%	16.6%	5.3%	8.4%

Net of Prior Year Net Loss Reserve Development

	For the quarter ended December 31,
	Insurance		Reinsurance		Total
	2012	2011	2012	2011	2012	2011

Net loss ratio	103.3%	85.7%	97.7%	95.8%	100.4%	90.8%
Acquisition expense ratio	7.1%	8.1%	19.7%	22.8%	13.9%	15.4%
General and administrative expense ratio	11.7%	17.4%	9.0%	12.0%	10.2%	14.7%

Combined ratio	122.1%	111.2%	126.4%	130.6%	124.5%	120.9%

The combined ratio is the sum of the loss, acquisition expense and general and administrative expense ratios. Endurance presents the combined ratio as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information. The combined ratio, excluding prior year net loss reserve development, enables investors, analysts, rating agencies and other users of its financial information to more easily analyze Endurance’s results of underwriting activities in a manner similar to how management analyzes Endurance’s underlying business performance. The combined ratio, net of prior year net loss reserve development, should not be viewed as a substitute for the combined ratio.

ENDURANCE SPECIALTY HOLDINGS LTD.

CONSOLIDATED FINANCIAL RATIOS

As Reported

	For the year ended December 31,
	Insurance		Reinsurance		Total
	2012	2011	2012	2011	2012	2011

Net loss ratio	89.6%	77.9%	62.8%	91.3%	75.5%	84.6%
Acquisition expense ratio	7.9%	7.3%	21.5%	22.3%	15.1%	14.6%
General and administrative expense ratio	13.1%	14.9%	10.4%	12.4%	11.7%	13.7%

Combined ratio	110.6%	100.1%	94.7%	126.0%	102.3%	112.9%

Effect of Prior Year Net Loss Reserve Development

Favorable / (Unfavorable)

	For the year ended December 31,
	Insurance		Reinsurance		Total
	2012	2011	2012	2011	2012	2011

Net loss ratio	4.8%	7.2%	7.0%	11.5%	6.0%	9.3%

Net of Prior Year Net Loss Reserve Development

	For the year ended December 31,
	Insurance		Reinsurance		Total
	2012	2011	2012	2011	2012	2011

Net loss ratio	94.4%	85.1%	69.8%	102.8%	81.5%	93.9%
Acquisition expense ratio	7.9%	7.3%	21.5%	22.3%	15.1%	14.6%
General and administrative expense ratio	13.1%	14.9%	10.4%	12.4%	11.7%	13.7%

Combined ratio	115.4%	107.3%	101.7%	137.5%	108.3%	122.2%

The combined ratio is the sum of the loss, acquisition expense and general and administrative expense ratios. Endurance presents the combined ratio as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information. The combined ratio, excluding prior year net loss reserve development, enables investors, analysts, rating agencies and other users of its financial information to more easily analyze Endurance’s results of underwriting activities in a manner similar to how management analyzes Endurance’s underlying business performance. The combined ratio, net of prior year net loss reserve development, should not be viewed as a substitute for the combined ratio.

ENDURANCE SPECIALTY HOLDINGS LTD.

GROSS AND NET PREMIUMS WRITTEN BY SEGMENT

(in thousands of United States dollars)

The following tables show Endurance’s gross and net premiums written for the quarters ended December 31, 2012 and 2011:

	Quarter Ended December 31, 2012		Quarter Ended December 31, 2011
	Gross Premiums Written	Net Premiums Written	Gross Premiums Written	Net Premiums Written
Insurance
Agriculture	$64,798	$25,413	$46,260	$9,121
Casualty and other specialty	59,942	43,683	57,727	40,287
Professional lines	39,242	30,044	45,110	38,402
Property	13,134	7,512	18,669	8,668

Subtotal Insurance	$177,116	$106,652	$167,766	$96,478

Reinsurance
Catastrophe	$24,112	$22,073	$15,250	$14,753
Property	31,065	31,065	15,087	15,087
Casualty	24,961	24,960	59,231	59,234
Other specialty	4,792	3,196	5,632	2,312

Subtotal Reinsurance	$84,930	$81,294	$95,200	$91,386

Total	$262,046	$187,946	$262,966	$187,864

ENDURANCE SPECIALTY HOLDINGS LTD.

GROSS AND NET PREMIUMS WRITTEN BY SEGMENT

(in thousands of United States dollars)

The following tables show Endurance’s gross and net premiums written for the years ended December 31, 2012 and 2011:

	Year Ended December 31, 2012		Year Ended December 31, 2011
	Gross Premiums Written	Net Premiums Written	Gross Premiums Written	Net Premiums Written
Insurance
Agriculture	$903,730	$553,762	$901,746	$586,659
Casualty and other specialty	296,325	216,780	289,421	215,939
Professional lines	169,815	137,885	169,319	137,962
Property	60,060	33,930	109,312	64,930

Subtotal Insurance	$1,429,930	$942,357	$1,469,798	$1,005,490

Reinsurance
Catastrophe	$378,387	$351,140	$346,023	$329,081
Property	349,579	349,586	266,562	266,562
Casualty	283,313	282,073	277,495	276,697
Other specialty	107,817	104,339	107,236	101,991

Subtotal Reinsurance	$1,119,096	$1,087,138	$997,316	$974,331

Total	$2,549,026	$2,029,495	$2,467,114	$1,979,821

ENDURANCE SPECIALTY HOLDINGS LTD.

RECONCILIATIONS

(in thousands of United States dollars, except share, per share amounts and ratios)

The following is a reconciliation of Endurance’s net (loss) income, net (loss) income per diluted common share, net (loss) income allocated to common shareholders under the two-class method and annualized return on average common equity to operating (loss) income, operating (loss) income per diluted common share, operating (loss) income allocated to common shareholders under the two-class method and annualized operating return on average common equity (all non-GAAP measures) for the quarters and years ended December 31, 2012 and 2011:

	Quarter Ended December 31,		Year Ended December 31,
	2012	2011	2012	2011
Net (loss) income	$(32,627)	$(27,376)	$162,516	$(93,734)
(Less) add after-tax items:
Net foreign exchange (gains) losses	(1,220)	208	(14,077)	(7,614)
Net realized and unrealized gains	(34,500)	(4,836)	(62,208)	(30,350)
Net impairment losses recognized in (losses) earnings	89	701	814	3,520

Operating (loss) income before preferred dividends	$(68,258)	$(31,303)	$87,045	$(128,178)
Preferred dividends	(8,186)	(8,187)	(32,750)	(24,125)

Operating (loss) income (attributable) allocated to common and participating common shareholders	$(76,444)	$(39,490)	$54,295	$(152,303)

Operating (loss) income (attributable) allocated to common shareholders under the two-class method	$(76,650)	$(39,711)	$53,411	$(153,264)

Weighted average diluted common	42,603,831	40,641,211	42,601,835	40,214,979

Operating (loss) income per diluted common share [b]	$(1.80)	$(0.98)	$1.25	$(3.81)

Average common equity [a]	$2,330,736	$2,193,558	$2,230,881	$2,414,659

Operating return on average common equity	(3.3)%	(1.8)%	2.4%	(6.3)%

Annualized operating return on average common equity	(13.1)%	(7.2)%	2.4%	(6.3)%

Net (loss) income	$(32,627)	$(27,376)	$162,516	$(93,734)
Preferred dividends	(8,186)	(8,187)	(32,750)	(24,125)

Net (loss) income (attributable) available to common and participating common shareholders	$(40,813)	$(35,563)	$129,766	$(117,859)

Net (loss) income (attributable) available to common shareholders under the two-class method	$(41,019)	$(35,784)	$127,653	$(118,820)

Net (loss) income per diluted common share	$(0.96)	$(0.88)	$3.00	$(2.95)

(Loss) return on average common equity, Net (loss) income	(1.8)%	(1.6)%	5.8%	(4.9)%

Annualized (loss) return on average common equity, Net (loss) income	(7.0)%	(6.5)%	5.8%	(4.9)%

[a]	Average common equity is calculated as the arithmetic average of the beginning and ending common equity balances for the stated period, which excludes the $430 million liquidation value of the preferred shares (2011: $430 million; 2010: $200 million)
[b]	Represents diluted losses per share calculated under the two-class method which was the lower of the treasury stock method and the two-class method.

Operating (loss) income and operating (loss) income per diluted common share are internal performance measures used by Endurance in the management of its operations. Operating (loss) income (attributable) allocated to common shareholders (excludes unvested restricted shares outstanding which are considered participating) per diluted common share represents operating (loss) income divided by weighted average dilutive common shares, which has been calculated in accordance with the two-class method under U.S. GAAP. Operating (loss) income represents after-tax operational results excluding, as applicable, after-tax net realized capital gains or losses and after-tax net foreign exchange gains or losses because the amount of these gains or losses is heavily influenced by, and fluctuates in part, according to the availability of market opportunities. Endurance believes these amounts are largely independent of its business and underwriting process and including them distorts the analysis of trends in its operations. In addition to presenting net (loss) income and net (loss) income per dilutive common share determined in accordance with the two-class method under GAAP, Endurance believes that showing operating (loss) income and operating (loss) income per dilutive common share enables investors, analysts, rating agencies and other users of its financial information to more easily analyze Endurance’s results of operations in a manner similar to how management analyzes Endurance’s underlying business performance. Operating (loss) income and operating (loss) income per dilutive common share should not be viewed as substitutes for GAAP net (loss) income and net (loss) income per dilutive common share, respectively.

Endurance presents return on equity as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information.

Contact:

Investor Relations

Phone: +1 441 278 0988

Email: investorrelations@endurance.bm

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